UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2019

Mesa Air Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700
Phoenix, Arizona 85008
(Address of principal executive offices including zip code)

(602) 685-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MESA	Nasdaq National Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01. Entry into a Material Definitive Agreement.

On November 26, 2019, Mesa Air Group, Inc. (“Mesa”) and Mesa’s wholly owned subsidiary, Mesa Airlines, Inc. (“Mesa Airlines” and together with Mesa, the “Company”), announced that it had entered into an Amended and Restated Capacity Purchase Agreement with United Airlines, Inc. (“United”), which amends and restates the Capacity Purchase Agreement, dated as of August 29, 2013 (as thereafter amended, the “Original United CPA”), among Mesa, Mesa Airlines and United (hereinafter, the “A&R CPA”).

As reported in our public filings with the Securities and Exchange Commission, the Original United CPA provides for the operation of CRJ-700 and E-175 aircraft as United Express flights on behalf of United pursuant to a revenue-guarantee arrangement.  We have entered into the A&R CPA to, among other things, incorporate the terms of the 11 prior amendments to that Agreement, as well as agree upon the terms described below.

The term of the A&R CPA was extended through the addition of 20 new Embraer E175LL aircraft to the scope of the CPA, which aircraft will be financed and owned by Mesa and operated for a period of 12 years from the in-service date.  The addition of these new aircraft increases Mesa’s Embraer fleet to 80 aircraft.  Deliveries are scheduled to begin in May 2020 and be completed by December 31, 2020.  Commencing five (5) years the actual in-service date, United has the right to remove the new E175LL aircraft from service by giving the Company 90 days or more notice, subject to certain conditions, including the payment of certain wind-down expenses plus, if removed prior to the ten (10) year anniversary of the in-service date, certain accelerated margin payments.  In addition to adding the 20 new E175LL aircraft, we also extended the term of the 42 E175 aircraft leased from United for an additional five (5) years.

In connection with the new Embraer E175LL aircraft deliveries, Mesa has agreed to lease its twenty (20) CRJ700 aircraft to another United Express service provider for a term of 7 years. The form of lease or sublease is to be mutually agreed upon between the parties, subject to receipt of any required 3rd party consents.  The lessee must pay the Company a specified total per month for each aircraft plus specified supplemental rent payments for maintenance.  The other United Express carrier will be responsible for all obligations under the leases.  However, subject to certain limits and requirements, United will be responsible for certain unmet rent obligations under the leases.

The foregoing description of the A&R CPA does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R CPA, which we expect to file as an exhibit to our next Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2019, subject to any applicable request for confidential treatment with respect to certain portions of such document.

On December 3, 2019, the Company issued a press release announcing the execution of the A&R CPA with United, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is furnished herewith.

Exhibit Number	Description

99.1	Press release announcing the execution of the A&R CPA with United, dated December 3, 2019.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MESA AIR GROUP, INC.
Date: December 3, 2019
By: /s/ BRIAN S. GILLMAN
Name: BRIAN S. GILLMAN
Title: Executive Vice President and General Counsel